Exhibit 24.1

May 1, 2020

Shaun M. Johnson

Melissa M. Gleespen

Rejji P. Hayes

CMS Energy Corporation

One Energy Plaza

Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issuance of up to 6,500,000 additional shares of the CMS Energy Corporation’s (the “Corporation”) Common Stock, .01 par value, from time to time, pursuant to the provisions of the 2020 Performance Incentive Stock Plan of the Corporation.

Very truly yours,

/s/ John G. Russell	/s/ Suzanne F. Shank
John G. Russell	Suzanne F. Shank

/s/ Jon E. Barfield	/s/ Myrna M. Soto
Jon E. Barfield	Myrna M. Soto

/s/ Deborah H. Butler	/s/ John G. Sznewajs
Deborah H. Butler	John G. Sznewajs

/s/ Kurt L. Darrow	/s/ Ronald J. Tanski
Kurt L. Darrow	Ronald J. Tanski

/s/ William D. Harvey	/s/ Laura H. Wright
William D. Harvey	Laura H. Wright

/s/ Patricia K. Poppe
Patricia K. Poppe

One Energy Plaza Jackson, MI 49201 - Tel: 517 788 0550 – www.cmsenergy.com